UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    February 22, 2008

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	000-51757	16-1731691

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 750-1771

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 22, 2008, Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and Regency NX, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Regency (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nexus Gas Partners, LLC, a Delaware limited liability company (“Member”), and Nexus Gas Holdings, LLC, a Delaware limited liability company (“Nexus”).  Pursuant to the Merger Agreement, Regency will acquire Nexus by virtue of a merger of Merger Sub with and into Nexus (the “Merger”) and which will continue as the surviving entity of the Merger and an indirect wholly owned subsidiary of Regency.

The aggregate consideration to be paid by Regency in the Merger is $85 million in cash, subject to adjustment pursuant to customary closing adjustments (the “Closing Payment Amount”).  In addition, pursuant to the terms of the Merger Agreement, if Nexus consummates the Sonat Acquisition (as defined below) on or prior to March 1, 2010, on certain terms as provided in the Merger Agreement, then Regency will pay to Member, within five business days following the closing date of the Sonat Acquisition, an additional $25 million in cash.

In connection with the closing of the Merger, $8.5 million of the Closing Payment Amount will be deposited with an escrow agent to secure certain indemnification obligations of Member under the Merger Agreement.  The escrow will remain in place for one year after the closing of the Merger, and the balance of the escrow upon termination of the escrow (net of any pending claims) will be released to Member.

The parties have made customary representations, warranties, covenants and agreements in the Merger Agreement, including covenants by Nexus to conduct its operations and the operations of its subsidiaries in the ordinary course between the date of the Merger Agreement and the completion of the Merger.

The respective obligations of each party to effect the Merger will be subject to (i) the expiration of the applicable waiting period (“HSR Approval”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (ii) the absence of any injunction, judgment, order, decree, ruling or charge of any governmental authority preventing consummation of the Merger.

Unless waived by Regency, the obligation of Regency and Merger Sub to effect the Merger is also subject to (i) compliance by Member and Nexus with their obligations under the Merger Agreement in all material respects, (ii) confirmation of the representations and warranties of Member and Nexus contained in the Merger Agreement except for any failure to confirm any representation and warranty which failure has not and would not have a material adverse effect with respect to the Nexus Companies, taken as a whole, and would not reasonably be expected to prevent or materially delay or materially impair the ability of Member or Nexus to perform it obligations under the Merger Agreement , (iii) the absence of any material adverse effect with respect to the Nexus Companies, taken as a whole, from the date of the Merger Agreement to the Closing; (iv) receipt of each required consent, waiver and approval, ,and (v) the absence of any breach by Sonat of the Sonat Purchase Agreement that would give Nexus the right to terminate the Sonat Purchase Agreement.

Unless waived by Member, the obligation of Member and Nexus to effect the Merger is subject to the fulfillment of the following additional condition at or prior to the closing date, among others:  compliance by Regency and Merger Sub with their obligations under the Merger Agreement in all material respects and the representations and warranties of Regency and Merger Sub contained in the Merger Agreement being true and correct both as of the date of the Merger Agreement and as of the closing of the Merger except where the failure of any representations and warranties to be so true and correct have not and would not have a material adverse effect on the ability of Regency or Merger Sub to perform their respective obligations under the Merger Agreement.

The Merger Agreement may be terminated at any time prior to the closing:  (a) by the mutual written consent of Regency and Member; (b) by either Regency or Member if the closing of the Merger Agreement has not been completed on or before April 14, 2008 (subject to extension at the option of Member to May 14, 2008 if HSR Approval has not been obtained on or before April 14, 2008);, (c) by either Regency or Member if the cost of any casualty loss exceeds the aggregate proceeds received by the Nexus Companies under any indemnity, bond, insurance policy or similar recovery right with respect to such casualty loss by more than $1,000,000; (d) by either Regency or Member if any governmental authority shall have permanently enjoined, or prohibited the Merger;; (e) by Member if there has been a material, uncured breach by Regency of the Merger Agreement; (f) by Regency if there has been a material, uncured breach by Member of the Merger Agreement; (g) by Member if HSR Approval has not been obtained within the 30 day period following filing of the notification report required by the HSR Act; (h) by Regency if the Sonat Purchase Agreement shall have been terminated or Nexus or Sonat shall have breached the Sonat Purchase Agreement which breach would give the other a right to terminate the Sonat Purchase Agreement; (i) by Member if Sonat shall have breached the Sonat Purchase Agreement which breach would give Nexus any right to terminate the Sonat Purchase Agreement and Regency shall not have consented to Nexus’ waiving such right to terminate; (j) by Member on or after March 24, 2008 (or a later date if Sonat agrees to extend a deadline under the Sonat Purchase Agreement) if by such date Regency shall not have delivered to Member an election notice advising Member as to the treatment of certain matters under the Sonat Purchase Agreement.

Upon consummation of the Merger, Regency will acquire Nexus’ rights under a Purchase and Sale Agreement (the “Sonat Agreement”) between Nexus and Southern Natural Gas Company (“Sonat”).  Pursuant to the Sonat Agreement Nexus will purchase 136 miles of pipeline from Sonat that would enable the Nexus gathering system to be integrated into Regency’s North Louisiana asset base (the “Sonat Acquisition”).  The Sonat Acquisition is subject to abandonment approval by the U.S. Federal Energy Regulatory Commission and other customary closing conditions.   Upon the closing of the Sonat Acquisition, Regency will pay Sonat approximately $28,000,000, and, if the closing occurs on or prior to March 1, 2010, on certain terms and conditions as provided in the Merger Agreement, Regency will make an additional payment of $25 million to Member.

Regency anticipates that it will fund the Merger consideration through borrowings under the existing revolving credit facility of Regency Gas Services LP, a wholly owned subsidiary of Regency.

Item 8.01 Other Events.

On February 25, 2008, Regency issued a press release relating to the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Forward-Looking Statements

Regency may make statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Regency expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or Regency’s future performance and are subject to risks, uncertainties and other important factors that could cause events or Regency’s actual performance or achievements to be materially different than those projected by Regency, including without limitation the failure of the Merger to be consummated and the failure of the Sonat Acquisition to be consummated.  For a further discussion of risks, uncertainties and factors, Regency encourages you to read its documents on file with the SEC. Except as required by law, Regency does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.]

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
/s/ William E. Joor III
By: William E. Joor III
Executive Vice President

Date: February 25, 2008